Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Kimberly Brown, Director, Investor Relations
(617) 796-8237
www.snhreit.com

Senior Housing Properties Trust Announces Second Quarter 2015 Results

Normalized FFO Per Share for the Second Quarter Increases by 4.7% Year over Year to $0.45

Newton, MA (August 6, 2015):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2015.

SNH’s President and Chief Operating Officer, David Hegarty, made the following statement:

“We were pleased that for the third straight quarter, SNH achieved growth of $0.02, or 4.7%, in Normalized FFO per share compared to the same period a year ago.  During the second quarter, we closed the acquisition of 37 high quality private pay senior living communities for approximately $763 million, 18 of which are leased and 19 of which are operated in a taxable REIT subsidiary structure.

“In addition, we announced a transaction involving our manager, RMR, whereby we acquired a 17.0% economic interest in our manager in exchange for $60.7 million and amended the management agreements with RMR to extend the terms for 20 years. We believe this transaction further aligns the interests of RMR management, ourselves and our shareholders and allows us to continue benefiting from a low cost management structure.”

Results for the quarter ended June 30, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2015 were $106.8 million, or $0.45 per basic and diluted share. This compares to Normalized FFO for the quarter ended June 30, 2014 of $86.6 million, or $0.43 per basic and diluted share. The increase in Normalized FFO is primarily the result of acquisitions since July 1, 2014.

Net income was $36.4 million, or $0.15 per basic and diluted share, for the quarter ended June 30, 2015, compared to net income of $37.7 million, or $0.19 per basic and diluted share, for the quarter ended June 30, 2014.

The basic and diluted weighted average number of common shares outstanding were 235.5 million and 235.6 million, respectively, for the quarter ended June 30, 2015, and 199.8 million and 199.9 million, respectively, for the quarter ended June 30, 2014.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2015 and 2014 appear later in this press release.

Results for the six months ended June 30, 2015:

Normalized FFO for the six months ended June 30, 2015 were $205.3 million, or $0.90 per basic and diluted share. This compares to Normalized FFO for the six months ended June 30, 2014 of $166.7 million, or $0.86 per basic and diluted share.

Net income was $76.2 million, or $0.33 per basic and diluted share, for the six months ended June 30, 2015, compared to net income of $76.2 million, or $0.39 per basic and diluted share, for the six months ended June 30, 2014.

The basic and diluted weighted average number of common shares outstanding were 228.5 million for the six months ended June 30, 2015, and 194.0 million for the six months ended June 30, 2014.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO for the six months ended June 30, 2015 and 2014 appears later in this press release.

Operating Results for the quarter ended June 30, 2015:

For the three months ended June 30, 2015, consolidated same property net operating income, or NOI, and cash basis NOI increased 0.4% and decreased 0.1%, respectively, compared to the quarter ended June 30, 2014.

For the three months ended June 30, 2015, 42.8% of SNH’s NOI came from 121 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.3 million square feet of leasable area.  As of June 30, 2015, 96.4% of SNH’s MOB square feet were leased, compared to 96.2% as of March 31, 2015 and 95.6% as of June 30, 2014.  Same property occupancy for SNH’s MOBs owned continuously since April 1, 2014 increased to 95.0% as of June 30, 2015, compared to 94.9% as of June 30, 2014.  Same property NOI and cash basis NOI for SNH’s MOBs decreased 2.3% and 3.2%, respectively, during the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014.

For the three months ended June 30, 2015, 39.9% of SNH’s consolidated NOI came from 232 triple net leased senior living communities with 26,135 living units. Occupancy at triple net leased senior living communities was 85.1% during the most recently reported period, compared to 85.2% during the comparable period last year.(1) Same property occupancy at triple net leased senior living communities owned continuously since April 1, 2014 increased to 85.5% during the most recently reported period, compared to 85.3% during the comparable period last year. Same property NOI and cash basis NOI for SNH’s triple net leased senior living communities increased 1.8% and 1.2%, respectively, during the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014.

For the three months ended June 30, 2015, 14.3% of SNH’s NOI came from 65 managed senior living communities with 8,563 living units.  Occupancy at managed senior living communities was 88.1% during the quarter ended June 30, 2015, compared to 88.5% during the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since April 1, 2014 decreased to 87.6% during the quarter ended June 30, 2015, from 88.5% during the comparable period last year.  Same property average monthly rates increased 2.4% to $4,276 during the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014. Same property NOI and cash basis NOI for SNH’s managed senior living communities both increased 1.4% during the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014.

Reconciliations of NOI and cash basis NOI to net income determined in accordance with GAAP for the quarters ended June 30, 2015 and 2014 appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment for the quarters ended June 30, 2015 and 2014 appear later in this press release.

Recent Investment and Sales Activities:

As previously disclosed, on May 1, 2015, SNH completed the acquisition of 37 (out of a portfolio of 38) senior living communities with 3,352 living units for approximately $762.6 million.  SNH amended the purchase agreement related to these communities to accommodate a delayed closing of one senior living community with 87 living units, which SNH expects to acquire before year end 2015. Nineteen of the 38 communities, with 2,206 living units, including the one community that SNH has not yet acquired, are leased to seven senior living operators. The remaining 19 communities, with 1,233 living units, were acquired using taxable REIT subsidiary, or TRS, structures. SNH terminated the pre-existing management agreements for 14 of these communities, with 838 living units, and entered into management agreements with Five Star Quality Care, Inc., or Five Star, to manage these communities. The remaining five communities, with 395 living units, continue to be managed by the current third party senior living operator. SNH financed this acquisition using cash on hand, borrowings under its revolving credit facility and the assumption of approximately $139.2 million of mortgage debt with a weighted average annual interest rate of 4.43%.

Also in May 2015, SNH acquired a newly constructed senior living community with 40 private pay independent living units located in Georgia for approximately $9.8 million, excluding closing costs. This community is

(1) Most recent reported data is based upon the operating results provided by SNH’s tenants for the 12 months ended March 31, 2015 and 2014 or the most recent prior period for which tenant operating results are available.

adjacent to another community that SNH owns which is managed by Five Star. This community and the community already owned are treated as one property, and are being operated as a single integrated community under the same management agreement.

In July 2015, SNH entered into an agreement to acquire one senior living community with 84 private pay assisted living units located in Georgia for approximately $18.3 million, excluding closing costs. SNH intends to lease this community to a third party senior living operator. This acquisition is expected to close in 2015.

In April 2015, SNH sold one MOB (four buildings) with an aggregate 323,541 square feet located in New Mexico for $1.5 million, excluding closing costs. SNH did not recognize a gain or loss on this sale. In July 2015, SNH sold one senior living community with 12 living units located in Iowa for $155,000, excluding closing costs. In August 2015, SNH sold one senior living community with 63 living units located in Wisconsin for $850,000, excluding closing costs. Any adjustments to net book value related to these sales will be recognized in the third quarter of 2015 when all of the costs of these sales are known.

As previously announced, on June 5, 2015, SNH acquired 5.3 million shares of Reit Management & Research Inc., or RMR Inc., for $60.7 million, excluding transaction costs. As payment for the shares, SNH issued 2.3 million of its common shares valued at the volume weighted average trading prices during the 20 days prior to the acquisition and paid the remainder of the purchase price in cash. Through SNH’s acquisition of the RMR Inc. shares, SNH indirectly acquired an economic ownership of 17.0% of Reit Management & Research LLC, or RMR LLC, SNH’s manager. SNH currently expects to distribute half of its RMR Inc. shares to its shareholders by year end 2015, but SNH will not distribute its RMR Inc. shares until a registration statement is declared effective by the Securities and Exchange Commission, or SEC. In connection with entering into a transaction agreement with RMR Inc., SNH and RMR LLC entered into amended and restated business management and property management agreements, which, among other things, extend the terms of these agreements for 20 years.

Recent Financing Activities:

During the second quarter of 2015, SNH repaid mortgage notes encumbering seven properties with an aggregate principal balance of $30.6 million and a weighted average annual interest rate of 5.7%.

Conference Call:

On Thursday, August 6, 2015, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and six months ended June 30, 2015.  The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, August 13, 2015. To hear the replay, dial (412) 317-0088. The replay pass code is 10068793.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website for about one week after the call.

The transcription, recording and retransmission in any way of SNH’s second quarter 2015 conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Second Quarter 2015 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 428 properties (452 buildings) located in 43 states and Washington, D.C. as of June 30, 2015. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•    THIS PRESS RELEASE STATES THAT SNH EXPECTS TO COMPLETE THE CLOSING OF ONE SENIOR LIVING COMMUNITY BEFORE YEAR END 2015. THE ACQUISITION OF THIS REMAINING SENIOR LIVING COMMUNITY IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THE ACQUISITION MAY BE DELAYED FURTHER OR THE TERMS MAY CHANGE,

•    THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO ACQUIRE ONE SENIOR LIVING COMMUNITY FOR APPROXIMATELY $18.3 MILLION AND THAT THE CLOSING IS EXPECTED TO OCCUR IN 2015. THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THE ACQUISITION MAY NOT OCCUR, MAY BE DELAYED OR THE PRICE AND TERMS MAY CHANGE,

•    THIS PRESS RELEASE STATES THE PURCHASE PRICE SNH PAID FOR THE RMR INC. SHARES AND SNH’S ECONOMIC OWNERSHIP INTEREST IN RMR LLC. AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THE RMR INC. SHARES TO BE DISTRIBUTED TO SNH’S SHAREHOLDERS WILL HAVE A MARKET VALUE AT LEAST EQUAL TO THE VALUE SNH PAID FOR THE RMR INC. SHARES.  IN FACT, THE VALUE OF THE RMR INC. SHARES MAY BE DIFFERENT FROM THE PRICE SNH PAID FOR THE RMR INC. SHARES AND THE MARKET VALUE OF THE RMR INC. SHARES WILL DEPEND UPON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND SNH’S CONTROL, SUCH AS MARKET CONDITIONS GENERALLY AT THE TIME THE RMR INC. SHARES ARE AVAILABLE FOR TRADING.  THERE CAN BE NO ASSURANCE PROVIDED REGARDING THE PRICE AT WHICH THE RMR INC. SHARES WILL TRADE IF AND WHEN THEY ARE DISTRIBUTED AND LISTED ON A NATIONAL STOCK EXCHANGE.

•    THIS PRESS RELEASE STATES THAT SNH CURRENTLY EXPECTS TO DISTRIBUTE HALF OF THE RMR INC. SHARES SNH ACQUIRED TO SNH’S SHAREHOLDERS AND THAT SNH CURRENTLY EXPECTS THE DISTRIBUTION OF RMR INC. SHARES WILL OCCUR BY YEAR END 2015.  THE PROCESS OF PREPARING A REGISTRATION STATEMENT FOR THE DISTRIBUTION OF THE RMR INC. SHARES REQUIRES EXTENSIVE LEGAL AND ACCOUNTING SERVICES. AFTER A REGISTRATION STATEMENT IS FILED, IT WILL BE SUBJECT TO REVIEW BY SEC STAFF, WHICH MAY ALSO TAKE CONSIDERABLE TIME. SNH CAN PROVIDE NO ASSURANCE WHEN OR IF THE REGISTRATION STATEMENT WILL BE DECLARED EFFECTIVE BY THE SEC, THAT THE RMR INC. SHARES WILL BE APPROVED FOR LISTING ON A NATIONAL STOCK EXCHANGE OR IF THE DISTRIBUTION OF THE RMR INC. SHARES WILL OCCUR BY YEAR END 2015, OR EVER.

•    THIS PRESS RELEASE STATES THAT THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN SNH AND RMR LLC HAVE BEEN AMENDED AND EXTENDED FOR 20 YEAR TERMS. THE AMENDED MANAGEMENT AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION AND EXTENSIONS IN CERTAIN CIRCUMSTANCES.

ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR 20 YEARS OR FOR SHORTER OR LONGER TERMS.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Rental income	$155,546	$127,669	$301,329	$239,724
Residents fees and services	91,856	79,039	174,649	158,481
Total revenues	247,402	206,708	475,978	398,205

Expenses:
Property operating expenses	93,592	79,786	179,386	157,590
Depreciation	62,511	46,703	116,218	85,058
General and administrative	11,674	9,577	22,248	17,866
Acquisition related costs	4,617	2,512	5,775	2,635
Total expenses	172,394	138,578	323,627	263,149

Operating income	75,088	68,130	152,351	135,056

Interest and other income	142	154	217	258
Interest expense	(37,907)	(34,112)	(73,848)	(63,012)
Loss on early extinguishment of debt	(39)	—	(1,448)	—
Income from continuing operations before income tax expense and equity in earnings of an investee	37,204	34,172	77,272	72,302
Income tax expense	(129)	(155)	(239)	(346)
Equity in earnings of an investee	23	118	95	21
Income from continuing operations	37,098	34,135	77,128	71,977
Discontinued operations:
(Loss) income from discontinued operations	(109)	741	(350)	2,041
Impairment of assets from discontinued operations	(602)	387	(602)	(334)
Income before gain on sale of properties	36,387	35,263	76,176	73,684
Gain on sale of properties	—	2,396	—	2,552
Net income	$36,387	$37,659	$76,176	$76,236

Weighted average shares outstanding (basic)	235,549	199,830	228,501	193,962
Weighted average shares outstanding (diluted)	235,592	199,867	228,534	193,990

Basic and diluted per common share amounts:
Income from continuing operations per share	0.16	0.18	0.34	0.38
Income from discontinued operations per share	(0.01)	0.01	(0.01)	0.01
Basic and diluted net income per share	$0.15	$0.19	$0.33	$0.39

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income	$36,387	$37,659	$76,176	$76,236
Depreciation expense from continuing operations	62,511	46,703	116,218	85,058
Gain on sale of properties	—	(2,396)	—	(2,552)
Impairment of assets from discontinued operations	602	(387)	602	334
FFO	99,500	81,579	192,996	159,076

Acquisition related costs	4,617	2,512	5,775	2,635
Loss on early extinguishment of debt	39	—	1,448	—
Percentage rent adjustment(2)	2,600	2,500	5,100	5,000
Normalized FFO	$106,756	$86,591	$205,319	$166,711

Weighted average shares outstanding (basic)	235,549	199,830	228,501	193,962
Weighted average shares outstanding (diluted)	235,592	199,867	228,534	193,990

FFO per share	$0.42	$0.41	$0.84	$0.82
Normalized FFO per share	$0.45	$0.43	$0.90	$0.86
Net income per share	$0.15	$0.19	$0.33	$0.39
Distributions declared per share	$0.39	$0.39	$0.78	$0.78

(1)                    SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes estimated percentage rent in the period to which SNH estimates that it relates rather than when it is recognized as income in accordance with GAAP, SNH includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SNH excludes acquisition related costs, gains and losses on early extinguishment of debt, gains and losses on lease terminations and losses on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain SNH’s status as a REIT, limitations in its revolving credit facility agreement, term loan agreement and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)                    In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts included during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	For the Three Months Ended
	6/30/2015	6/30/2014
Calculation of NOI and Cash Basis NOI (1):
Revenues:
Rental income	$ 155,546	$ 127,669
Residents fees and services	91,856	79,039
Total revenues	247,402	206,708
Property operating expenses	93,592	79,786
Property net operating income (NOI):	153,810	126,922
Non cash straight line rent adjustments	(5,190)	(2,351)
Lease value amortization	(1,179)	(569)
Lease termination fees	(163)	—
Cash Basis NOI	$ 147,278	$ 124,002

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$ 147,278	$ 124,002
Non cash straight line rent adjustments	5,190	2,351
Lease value amortization	1,179	569
Lease termination fees	163	—
Property NOI	153,810	126,922
Depreciation expense	(62,511)	(46,703)
General and administrative expense	(11,674)	(9,577)
Acquisition related costs	(4,617)	(2,512)
Operating income	75,008	68,130

Interest and other income	142	154
Interest expense	(37,907)	(34,112)
Loss on early extinguishment of debt	(39)	—
Income before income tax expense and equity in earnings of an investee	37,204	34,172
Income tax expense	(129)	(155)
Equity in earnings of an investee	23	118
Income from continuing operations	37,098	34,135
Discontinued operations
(Loss) income from discontinued operations	(109)	741
Impairment of assets from discontinued operations	(602)	387
Income before gain on sale of properties	36,387	35,263
Gain on sale of properties	—	2,396
Net income	$ 36,387	$ 37,659

(1)

The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above excluding properties classified as discontinued operations. SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SNH defines Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company-wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)

(amounts in thousands)

(unaudited)

	For the Three Months Ended June 30, 2015					For the Three Months Ended June 30, 2014
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total
Rental income / residents fees and services	$61,347	$91,856	$89,591	$4,608	$247,402	$55,166	$79,039	$68,027	$4,476	$206,708
Property operating expenses	-	(69,792)	(23,800)	-	(93,592)	-	(60,624)	(19,162)	-	(79,786)
Property net operating income (NOI)	$61,347	$22,064	$65,791	$4,608	$153,810	$55,166	$18,415	$48,865	$4,476	$126,922
NOI Growth	11.2%	19.8%	34.6%	2.9%	21.2%	--	--	--	--	--

Property NOI	$61,347	$22,064	$65,791	$4,608	$153,810	$55,166	$18,415	$48,865	$4,476	$126,922
Less:
Non cash straight line rent adjustments	1,251	-	3,803	137	5,191	120	-	2,094	137	2,351
Lease value amortization	-	-	1,123	55	1,178	-	-	514	55	569
Lease termination fees	-	-	163	-	163	-	-	-	-	-
Cash Basis NOI	$60,096	$22,064	$60,702	$4,416	$147,278	$55,046	$18,415	$46,257	$4,284	$124,002
Cash Basis NOI Growth	9.2%	19.8%	31.2%	3.1%	18.8%	--	--	--	--	--

Reconciliation of NOI to Same Property NOI:
Property NOI	$61,347	$22,064	$65,791	$4,608	$153,810	$55,166	$18,415	$48,865	$4,476	$126,922
Less:
NOI not included in same property	5,645	3,400	30,634	-	39,679	424	-	12,878	-	13,302

Same property NOI (6)	$55,702	$18,664	$35,157	$4,608	$114,131	$54,742	$18,415	$35,987	$4,476	$113,620
Same property NOI growth	1.8%	1.4%	(2.3%)	2.9%	0.4%	--	--	--	--	--

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI	$55,702	$18,664	$35,157	$4,608	$114,131	$54,742	$18,415	$35,987	$4,476	$113,620
Less:
Non cash straight line rent adjustments	435	-	1,320	137	1,892	120	-	1,125	137	1,382
Lease value amortization	-	-	(845)	55	(790)	-	-	(792)	55	(737)
Lease termination fees	-	-	163	-	163	-	-	-	-	-
Same property cash basis NOI (6)	$55,267	$18,664	$34,519	$4,416	$112,866	$54,622	$18,415	$35,654	$4,284	$112,975
Same property cash basis NOI growth	1.2%	1.4%	(3.2%)	3.1%	(0.1%)	--	--	--	--	--

(1) For a calculation, reconciliation and definition of NOI and Cash Basis NOI, please see pages 10 and 11. Excludes properties classified in discontinued operations.

(2) Includes triple net senior living communities that provide short term and long term residential care and dining services for residents.

(3) Includes managed senior living communities that provide short term and long term residential care and dining services for residents.

(4) Includes properties where medical related activities occur but where residential overnight stays and dining services are not provided.

(5) Includes the operating results of certain properties that offer fitness, wellness and spa services to members.

(6) Consists of properties owned continuously since April 1, 2014.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	June 30,	December 31,
	2015	2014
ASSETS
Real estate properties	$7,392,221	$6,238,611
Less accumulated depreciation	(1,066,686)	(983,850)
	6,325,535	5,254,761
Cash and cash equivalents	52,231	27,594
Restricted cash	9,121	10,544
Deferred financing fees, net	27,691	30,549
Acquired real estate leases and other intangible assets, net	650,020	472,788
Other assets	283,428	172,033
Total assets	$7,348,026	$5,968,269

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$615,000	$80,000
Unsecured term loan	350,000	350,000
Senior unsecured notes, net of discount	1,744,339	1,743,628
Secured debt and capital leases	730,213	627,076
Accrued interest	21,258	20,046
Assumed real estate lease obligations, net	120,732	122,826
Other liabilities	200,263	72,286
Total liabilities	3,781,805	3,015,862

Total shareholders’ equity	3,566,221	2,952,407
Total liabilities and shareholders’ equity	$7,348,026	$5,968,269

(END)